Exhibit 23.2

CONSENT OF BENJAMIN J. SCHIFFER

I consent to the use of my name, or any quotation from, or summarization of the technical report summary entitled “S-K 1300 Initial Assessment Mineral Resource Report Reno Creek Project Campbell County, WY USA”, dated January 31, 2022, prepared by me, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K/A for the period ended July 31, 2022 (the “Form 10-K/A”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-236571, 333-256170, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679 and 333-262197), and any amendments or supplements thereto.

I further consent to the filing of the technical report summary as an exhibit to the Form 10-K/A.

/s/ Benjamin J. Schiffer

Benjamin J. Schiffer, P.G.
Western Water Consultants, Inc.
d.b.a. WWC Engineering

Date: April 3, 2023.